UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14(a)(12)

Miller Energy Resources, Inc.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
____________________

TO BE HELD ON OCTOBER 30, 2014

We will hold the annual meeting of shareholders (the “Annual Meeting”) of Miller Energy Resources, Inc. (the “Company”) at the Rothchild Catering and Conference Center, 8807 Kingston Pike, Knoxville, TN 37923 on October 30, 2014, beginning at 9:00 a.m., local time. At the Annual Meeting you will be asked to vote on the following matters:

1.	to elect six directors from amongst the nominees named in the accompanying Proxy Statement;

2.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm; and

3.	to consider and act upon any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company (the “Board of Directors”) recommends that you vote FOR all of the Company’s nominees for director in Proposal 1. The Board of Directors also recommends that you vote FOR Proposal 2.

The Company cordially invites all shareholders to attend the Annual Meeting in person. The Board of Directors has fixed the close of business on August 28, 2014, as the record date for determining the shareholders that are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

YOUR VOTE IS IMPORTANT. Proxy materials have begun being mailed starting today, September 2, 2014. Whether or not you personally plan to attend the Annual Meeting, please take a few minutes now to vote by telephone or by Internet by following the instructions on the proxy card included in those materials, or by signing, dating and returning that proxy card in the postage-paid envelope provided with the materials. If you are a beneficial owner (i.e., you hold your shares in “street name”), please follow the voting instructions provided by your bank, broker or other nominee. Regardless of the number of Company shares you own, your vote is important.

By Order of the Board of Directors

/s/ Scott M. Boruff
Scott M. Boruff,
Knoxville, TN	Chief Executive Officer
September 2, 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on October 30, 2014:  Our full proxy statement, along with our Annual Report on Form 10-K for the year ended April 30, 2014, as amended, are available free of charge on our website www.millerenergyresources.com.

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